EXHIBIT 99.3

AGREEMENT AND PLAN OF MERGER

Dated as of January 21, 2005

by and among

National Offshore LP,

Highcrest Investors Corp.,

Arnos Corp.

American Real Estate Partners, L.P.

and

Panaco, Inc.

	ARTICLE I
	TERMS OF THE MERGER

1.1	The Merger	1
1.2	Organizational Documents of Partnership	3
1.3	Officers of Partnership	3
1.4	Effective Time	3
1.5	Closing	3
1.6	Actions at the Closing	3
1.7	Tax Treatment	3

	ARTICLE II
	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.1	Organization of Shareholder	4
2.2	Authority	4
2.3	Title	4
2.4	No Conflicts	4
2.5	Consents and Approvals	4
2.6	Brokers	5
2.7	Accuracy of Statements	5

	ARTICLE III
	REPRESENTATIONS AND WARRANTIES OF THE SELLERS RELATING TO THE CORPORATION

3.1	Due Organization of Corporation; Authority	5
3.2	Capitalization	6
3.3	Subsidiaries	6
3.4	Financial Statements	6
3.5	No Adverse Effects or Changes	6
3.6	Title to Properties	6
3.7	Litigation	7
3.8	Claims Against Officers and Directors	7
3.9	Insurance	7
3.10	Compliance with Law	7
3.11	Undisclosed Liabilities	7
3.12	Related Parties	7
3.13	Intellectual Property	8
3.14	Environmental Matters	8
3.15	Employees, Labor Matters, etc.	9
3.16	Employee Benefit Plans	9
3.17	Real Property	11
3.18	Tangible Personal Property	11

3.19	Contracts	11
3.20	Tax	12
3.21	Accuracy of Statements	13
3.22	Oil and Gas Properties	13

	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

4.1	Organization of the Partnership	13
4.2	Authority	13
4.3	No Conflicts	13
4.4	Capitalization	14

	ARTICLE V
	COVENANTS

5.1	Maintenance of Business Prior to Closing	14
5.2	Efforts to Consummate Transaction	15
5.3	Tax Returns	16

	ARTICLE VI
	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTNERSHIP

6.1	Warranties True as of Both Present Date and Closing Date	17
6.2	Compliance by the Shareholders	17
6.3	Shareholders’ Certificates	17
6.4	No Material Adverse Change	17
6.5	Actions or Proceedings	17
6.6	Reserve Reports	17
6.7	Registration Rights Agreement	17

	ARTICLE VII
	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

7.1	Warranties True as of Both Present Date and Closing Date	17
7.2	Compliance by the Partnership	18
7.3	The Partnership’s Certificate	18
7.4	Actions or Proceedings	18
7.5	Approval	18
7.6	Registration Rights Agreement	18
7.7	Amendment to Limited Partnership Agreement	18
7.8	Good Standing	18

	ARTICLE VIII
	TERMINATION

8.1	Termination	18
8.2	Effect of Termination	19

	ARTICLE IX
	INDEMNIFICATION

9.1	Indemnification by the Shareholders	19
9.2	Claims	19
9.3	Notice of Third Party Claims; Assumption of Defense	20
9.4	Settlement or Compromise	20
9.5	Failure of Indemnifying Person to Act	21
9.6	Tax Character	21

	ARTICLE X
	DEFINITIONS

10.1	Definitions	21

	ARTICLE XI
	MISCELLANEOUS

11.1	Investigation	29
11.2	Survival of Representations and Warranties	29
11.3	Entire Agreement	29
11.4	Waiver	29
11.5	Amendment	29
11.6	No Third Party Beneficiary	29
11.7	Assignment; Binding Effect	29
11.8	Headings	29
11.9	Invalid Provisions	29
11.10	Governing Law	30
11.11	Counterparts	30
11.12	Waiver of Jury Trial	30
11.13	Consent to Jurisdiction	30
11.14	Expenses	30
11.15	Notices	31
11.16	Further Assurances	31

     This AGREEMENT AND PLAN OF MERGER (the or this “Agreement”) dated as of January 21, 2005 is made and entered into by and between National Offshore LP, a Delaware limited partnership (the “Partnership” or after the Effective Time, the “Surviving Entity”), Highcrest Investors Corp., a Delaware corporation (“Highcrest”), Arnos Corp., a Nevada Corporation (“Arnos”) (each of Highcrest and Arnos being hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”), American Real Estate Partners, L.P., a Delaware limited partnership (“AREP”), and Panaco, Inc., a Delaware corporation (the “Corporation”). Capitalized terms not otherwise defined herein have the meanings set forth in Article X.

          WHEREAS, the Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware;

          WHEREAS, the Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware;

          WHEREAS, the Shareholders collectively own 100% of the outstanding common stock of the Corporation, par value $.01 per share (the “Panaco Common Stock”);

          WHEREAS, the General Corporation Law of Delaware, 8 Del. C. §§ 101 et seq. (the “GCL”), and the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “LP Act”), each permits a corporation organized and existing under the GCL to merge with and into a limited partnership formed and existing under the LP Act; and

          WHEREAS, the general partner and the limited partner of the Partnership and the board of directors of the Corporation have duly authorized the merger of the Corporation with and into the Partnership pursuant to the terms of this Agreement and each Shareholder’s board of directors has taken action authorizing the Shareholders to approve and adopt this Agreement as the sole stockholders of the Corporation;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that, in accordance with the applicable statutes of the State of Delaware, the Corporation shall be, at the Effective Time, merged with and into the Partnership (the “Merger”), with the Partnership to be the Surviving Entity. The mode of carrying the Merger into effect shall be as follows:

ARTICLE I
TERMS OF THE MERGER

     1.1 The Merger.

          (a) At the Effective Time and subject to the terms and conditions set forth in this Agreement, all of the Panaco Common Stock outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders, shall be canceled and converted into the right to receive a number of depositary units representing limited partnership interests of AREP to be determined in accordance with Section 1.1(c) (the “Merger Price”). Certificates representing the Merger Price shall be delivered by AREP to the Shareholders upon surrender of the certificate(s) formerly representing the Panaco Common

Stock. The shares of Panaco Common Stock converted into the right to receive the Merger Price are hereinafter referred to collectively as the “Merger Shares”. All such Merger Shares, from and after the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the Shareholders shall cease to have any rights with respect thereto, except the right to receive the Merger Price therefor upon the surrender of such certificate(s) to the Partnership.

          (b) On or before the fifth Business Day prior to the anticipated Closing Date (the “Closing Statement Date”), Shareholders will deliver to AREP (i) true and correct copies of the 2004 Reserve Reports, and (ii) a statement (the “Closing Statement”), certified by an officer of each Shareholder, setting forth

     (i) A good faith estimate of the volume of any oil or natural gas imbalance owed by the Corporation with respect to the Oil and Gas Interests as of December 31, 2004 (collectively, the “Imbalance”);

     (ii) A good faith estimate of the value of the Imbalance, net of royalties, taxes, overriding royalties and other burdens (the “Imbalance Value”); and

     (iii) a calculation of the Merger Price determined in accordance with Section 1.1(c).

     All statements, reports, materials and other supporting documentation delivered under this Section 1.1(b) shall be in form and content reasonably satisfactory to Buyer;

          (c) the Merger Price shall be 4,310,345 depositary units representing limited partnership interests of AREP (“AREP Units”), provided that:

     (i) the Merger Price shall be decreased by a number of AREP Units equal in value to the Imbalance Value.

     (ii) If the Adjusted Purchase Amount is less than $125 million, the Merger Price shall be decreased by a number of AREP Units equal in value to the amount of such difference, provided that if the “Adjusted Purchase Amount” pursuant to the NEG Agreement exceeds $329 million and/or the “Adjusted Purchase Amount” pursuant to the TransTexas Agreement exceeds $180 million, the amount of such excess shall be applied to reduce the reduction of the Merger Price hereunder except to the extent any such excess has been applied to reduce the reduction of the “Purchase Price” pursuant to the NEG Agreement or the “Merger Price” pursuant to the TransTexas Agreement.

     For purposes of this Section 1.1(c), the value of an AREP Unit shall be $29.

          (d) At the Effective Time, (i) the general partnership interest held by Offshore GP LLC, a Delaware limited liability company (the “General Partner”), and the limited partnership interest held by Offshore LP LLC, a Delaware limited liability company (the “Limited Partner”), immediately prior to the Effective Time shall remain outstanding, (ii) the General Partner and the Limited Partner shall continue as the general partner and limited partner, respectively, of the Surviving Entity and (iii) 100% of the membership interests in each of the General Partner and the Limited Partner (the “Interests”) shall be owned by AREP. Immediately following the Effective Time, (i) AREP shall contribute 100% of the Interests to American Real Estate Holdings Limited

Partnership, a Delaware limited partnership (“AREH”), and (ii) AREH shall contribute 100% of the Interests to AREP Oil & Gas LLC, a Delaware limited liability company.

     1.2 Organizational Documents of Partnership. From and after the Effective Time, and until thereafter amended as provided by law, the Certificate of Limited Partnership and Limited Partnership Agreement of the Partnership as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership and Limited Partnership Agreement of the Surviving Entity.

     1.3 Officers of Partnership. From and after the Effective Time, and until their successors are duly elected or appointed, or until their earlier death, resignation or removal, the partners and officers of the Surviving Entity shall be the same as the partners and officers of the Partnership immediately prior to the Effective Time.

     1.4 Effective Time. A certificate of merger to effect the Merger (“Certificate of Merger”) shall be filed on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Delaware (“Secretary of State”) pursuant to the GCL and the LP Act and shall specify that the Merger shall become effective upon the filing of the Certificate of Merger (such time of effectiveness, the “Effective Time”).

     1.5 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place (a) at the offices of the Partnership, located at 100 South Bedford Road, Mt. Kisco, NY at 10:00 a. m., local time, on the second business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in Articles VI and VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (b) at such other time, date or place as the Corporation and the Partnership may agree. The date on which the Closing occurs is herein referred to as the “Closing Date.”

     1.6 Actions at the Closing. At the Closing: (i) the Shareholders shall deliver to the Partnership one or more certificates representing the Panaco Common Stock; (ii) the Partnership shall deliver to the Shareholders the Merger Price and the certificate described in Section 7.3; (iii) each Shareholder shall deliver or cause to be delivered to the Partnership the certificate described in Section 6.3; and (iv) the Shareholders and Partnership shall cause the Certificate of Merger to be filed as provided in Section 1.4 hereof.

     1.7 Tax Treatment. The Shareholders and AREP agree and acknowledge that the transfer of the Corporation’s assets pursuant to the Merger and the Shareholder’s receipt of the Merger Price qualify for nonrecognition treatment under Section 721(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As an inducement to the Partnership to enter into this Agreement, each Shareholder hereby makes the following representations and warranties to the Partnership:

     2.1 Organization of Shareholder. Highcrest is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Arnos is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Each Shareholder has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to sell and transfer (pursuant to this Agreement) the Panaco Common Stock.

     2.2 Authority. The execution and delivery by each Shareholder of this Agreement, and the performance by such Shareholder of its obligations hereunder, have been duly and validly authorized by such Shareholder’s board of directors and stockholders and no other action on the part of such Shareholder, its board of directors or stockholders is necessary for such execution, delivery or performance. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. Each Shareholder’s board of directors has authorized its officers to execute and deliver to the Corporation a unanimous written consent of the Shareholders, as the sole stockholders of the Corporation, approving and adopting this Agreement (“Written Consent”).

     2.3 Title. The delivery of the Panaco Common Stock and other instruments of transfer delivered by the Shareholders to the Partnership at the Closing will transfer to the Partnership good and valid title to the Panaco Common Stock, free and clear of all Liens.

     2.4 No Conflicts. The execution and delivery by each Shareholder of this Agreement do not, and the performance by such Shareholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the organizational documents of such Shareholder or the Corporation;

          (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Shareholder or the Corporation or any of the Assets and Properties of Shareholder or the Corporation; or

          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Shareholder or the Corporation to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Shareholders or the Corporation or any of the Assets and Properties of Shareholders or the Corporation under, any Contract or License to which such Shareholder is a party or by which any of its Assets and Properties is bound.

     2.5 Consents and Approvals. Except for (i) the approval of depositary unit holders of the Purchaser required by the New York Stock Exchange, and (ii) approvals to amend the Purchaser’s amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended, as contemplated by Section 7.7 hereof, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Shareholders of this Agreement or the consummation of the transactions contemplated hereby.

     2.6 Brokers. Neither the Shareholders nor the Corporation has used any broker or finder in connection with the transactions contemplated hereby, and neither the Partnership nor any Affiliate of the Partnership has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained or purporting to be retained by the Shareholders or by the Corporation in connection with any of the transactions contemplated by this Agreement.

     2.7 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Corporation or the Shareholders to the Partnership or any representative or Affiliate of the Partnership in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SELLERS RELATING TO THE CORPORATION

     As an inducement to the Partnership to enter into this Agreement, each Shareholder hereby makes the following representations to the Partnership, except as set forth in the Disclosure Schedule attached to this Agreement (it being agreed that any exceptions to such representations and warranties shall clearly identify the sections of this Agreement to which they apply).

     3.1 Due Organization of Corporation; Authority. (a) (a) The Corporation is duly organized and validly existing under the laws of the state of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Except for the State of Delaware, the Corporation is licensed or qualified to do business and is in good standing (where the concept of “good standing” is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification.

          (b) The Shareholders have delivered to the Partnership true, correct and complete copies of the organizational documents of the Corporation, which organizational documents are in full force and effect.

          (c) The Corporation’s board of directors has duly authorized and approved this Agreement and, subject to the due execution and delivery of the Written Consent by the Shareholders, this Agreement has been duly authorized by the Corporation by all necessary corporate action.

     3.2 Capitalization. Immediately prior to the Closing, the Shareholders will own the Panaco Common Stock, free and clear of all Liens. No Person holds any option, warrant, convertible security or other right to acquire any interest in the Corporation. There are no obligations, contingent or otherwise, of the Corporation to repurchase, redeem or otherwise acquire any ownership interests of the Corporation or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

     3.3 Subsidiaries. The Corporation has no subsidiaries. The Corporation does not own, directly or indirectly, any ownership or other investment interest, either of record, beneficially or equitably, in any Person.

     3.4 Financial Statements. (a) The Shareholders have delivered to the Partnership true, correct and complete copies of the Audited Financial Statements. The Audited Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Audited Financial Statements are in accordance with the books and records of the respective companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

               (b) The Shareholders have delivered to the Partnership true and complete copies of the Interim 2004 Financial Statements. The Interim 2004 Financial Statements present fairly the financial position, assets, liabilities and retained earnings of the respective companies as of the dates thereof and the revenues, expenses, results of operations, and cash flows of the respective companies for the periods covered thereby. The Interim 2004 Financial Statements are in accordance with the books and records of the respective companies, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact (whether or not required to be disclosed under GAAP) or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     3.5 No Adverse Effects or Changes. Since December 31, 2003, (i) the Corporation has not suffered any Material Adverse Effect; (ii) there has been no change, event, development, damage or circumstance affecting the Corporation that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Corporation; (iii) there has not been any change by the Corporation in its accounting methods, principles or practices, or any revaluation by the Corporation of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; and (iv) the Corporation has conducted its business only in the ordinary course of business consistent with past practice.

     3.6 Title to Properties. The Corporation has good and marketable title to, and the Corporation is the lawful owner of, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements, except for changes accruing in the ordinary course of business that would not, individually or in the aggregate, adversely affect the ability of the Corporation to conduct its business in the ordinary course, consistent with past practice.

     3.7 Litigation. Except as disclosed in the Financial Statements, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations, with such exceptions as are individually, or in the aggregate, not material in nature or amount, pending or, to the Knowledge of the Shareholders, threatened against or affecting the Corporation or any of its officers, directors, employees or agents in their capacity as such, or any of the Corporation’s Assets and Properties or business of the Corporation, and to the Shareholders’, there are no facts or circumstances which may give rise to any of the foregoing. Except as disclosed in the Financial Statements, the Corporation is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.

     3.8 Claims Against Officers and Directors. There are no pending or, to the Shareholders’ Knowledge, threatened claims against any director, officer, employee or agent of the Corporation or any other Person, which could give rise to any claim for indemnification against the Corporation or cause the Corporation to incur any material liability or otherwise suffer or incur any material Loss.

     3.9 Insurance.

               (a) The Corporation maintains insurance policies that provide adequate and suitable insurance coverage for the business of the Corporation and are on such terms, cover such risks and are in such amounts as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

               (b) Prior to the date hereof, the Shareholders have delivered to the Partnership all insurance policies (including policies providing property, casualty, liability, workers’ compensation, and bond and surety arrangements) under which the Corporation is an insured, a named insured or otherwise the principal beneficiary of coverage. All insurance policies of the Corporation are in full force and effect. The Corporation has not received notice of any refusal of coverage with respect to an existing policy. The Corporation has paid all premiums due under all such policies.

     3.10 Compliance with Law. Except as set forth in the Financial Statements, the Corporation is in compliance and, at all times, have been in compliance in all respects with all applicable Laws relating to the Corporation or its Assets and Properties or business. Except as disclosed in the Financial Statements, no investigation or review by any Governmental or Regulatory Authority or self-regulatory authority is pending or, to the Shareholders’ Knowledge, threatened, nor has any such authority indicated orally or in writing to the Shareholders or the Corporation an intention to conduct an investigation or review of the Corporation or, with respect to the Corporation or the Shareholders.

     3.11 Undisclosed Liabilities. Except as disclosed in the Financial Statements, the Corporation has no material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, other than liabilities and obligations incurred after September 30, 2004 in the ordinary course of business consistent with past practice (including as to amount and nature).

     3.12 Related Parties. Except for the Management Agreement with National Energy Group Inc. and the term loan with Mid River LLC (the “Panaco Note”), and except as set forth on Schedule 3.12 or as otherwise disclosed in the Financial Statements, (i) no Affiliate of the Corporation is a party to any Contract with the Corporation; (ii) no Affiliate of the Corporation owes any material amount of money to, nor is such Affiliate owed any material amount of money by, the Corporation, (iii) the Corporation does not have, directly or indirectly, guaranteed or assumed any indebtedness for borrowed money or otherwise for the benefit of an Affiliate of the Corporation; and (iv) the Corporation has not made any material payment to, or engaged in any material transaction with, an Affiliate of the Corporation.

     3.13 Intellectual Property.

               (a) The Corporation owns, or possesses adequate rights to use, all material patents, trade names, trademarks, copyrights, inventions, processes, designs, formulae, trade secrets, know-how, seismic data and other intellectual property rights necessary for, used or held for use in the conduct of its business. All material intellectual property necessary for used or held for use in the conduct of the business of the Corporation has been duly registered with, filed in or issued by the relevant filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and such registrations, filings or issuances remain in full force and effect.

               (b) The conduct of the business of the Corporation does not infringe or otherwise conflict with any rights of any Person in respect of intellectual property rights. None of the intellectual property rights owned by the Corporation is being infringed or otherwise, in any way, used or available for use by any Person without a license or permission from the Corporation and the Corporation has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder. The Corporation has not received any claim of infringement or conflict by any third party in respect of any intellectual property used by the Corporation.

     3.14 Environmental Matters. Except as set forth on Schedule 3.14 or in the Financial Statements:

               (a) The Corporation has obtained all material Environmental Permits that are required with respect to its Assets and Properties and businesses, either owned or leased;

               (b) The Corporation and its Assets and Properties and businesses, are and have been in compliance in all material respects with all terms and conditions of all applicable Environmental Laws and Environmental Permits;

               (c) There are no Environmental Claims pending or, to the Knowledge of the Shareholders, threatened against the Corporation. The Corporation has not received any notice from any Governmental or Regulatory Authority or any person of any violation or liability arising under any Environmental Law or Environmental Permit in connection with its Assets and Properties, business or operations;

               (d) Neither the Corporation nor any other Person has caused or taken any action that will result in any material liability, obligation or cost on the part of the Corporation relating to (x) environmental conditions on, above, under or from any properties or assets currently or formerly owned, leased, operated or used by the Corporation, or (y) the past or present use, management, transport, treatment, generation, storage, disposal, release or threatened release of Hazardous Materials.

               (e) The Corporation does not own, lease or operate and has not owned, leased or operated, any property listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

               (f) The Corporation is not transporting, has not transported, and is not arranging for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against the Corporation for investigative or remedial work, damage to natural resources, property damage or personal injury including claims under CERCLA;

               (g) There are no sites, locations or operations at which the Corporation is currently undertaking, or has completed, any investigative, remedial, response or corrective action as required by Environmental Laws;

               (h) There are no physical or environmental conditions existing on any property owned or leased by the Corporation resulting from its operations or activities, past or present, at any location, that would give rise to any material on-site or off-site investigative or remedial obligations or any corrective action under any applicable Environmental Laws; and

               (i) The Shareholders have provided to the Partnership all material environmental site assessments, audits, investigations and studies in its possession, custody or control.

     3.15 Employees, Labor Matters, etc. Except as set forth in the Financial Statements, the Corporation is not a party to or bound by, and none of its employees is subject to, any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Corporation. There has not occurred or been threatened any material strike, slow down, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Corporation. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Corporation. The Corporation has complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities; except for any failure to comply that, individually and in the aggregate, is not reasonably likely to result in any Material Adverse Effect.

     3.16 Employee Benefit Plans.

               (a) Except as set forth in the Financial Statements or accrued thereafter in accordance with the terms of the Plans as of the date hereof, the Corporation has not incurred any material liability, and no event, transaction or condition has occurred or exists that could result in any material liability, on account of any Plans, including but not limited to liability for (i) additional contributions required to be made under the terms of any Plan or its related trust, insurance contract or other funding arrangement with respect to periods ending on or prior to the date hereof which are not reflected, reserved against or accrued in the Financial Statements; (ii) breaches by the Corporation or any of its employees, officers, directors, stockholders, or, to the Knowledge of the Shareholders, the trustees under the trusts created under the Plans, or any other Persons under ERISA or any other applicable Law; or (iii) income taxes by reason of non-qualification of the Plans. Each of the Plans has been operated and administered in all material respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements. Since September 30, 2004, the Corporation has not communicated to any current or former director, officer, employee or consultant thereof any intention or commitment to amend or modify any Plan, or to establish or implement any other employee or retiree benefit or compensation plan or arrangement, which would materially increase the cost to the Corporation.

               (b) Each Plan which is intended to be “qualified” within the meaning of section 401(a) of the Code, and the trust (if any) forming a part thereof has received a favorable determination letter or is covered by an opinion letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. All amendments and actions required to bring each Plan into conformity with the applicable provisions of ERISA, the Code, and any other applicable Laws have been made or taken.

               (c) There are no pending or threatened claims (and no facts or circumstances exist that could give rise to any such claims) by or on behalf of any participant in any of the Plans, or otherwise involving any such Plan or the assets of any Plan, other than routine claims for benefits in the ordinary course. The Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other Governmental or Regulatory Authority.

               (d) None of the Plans provides benefits of any kind with respect to current or former employees, officers, or directors (or their beneficiaries) of the Corporation beyond their retirement or other termination of employment, other than (i) coverage for benefits mandated by Section 4980B or the Code, (ii) death benefits or retirement benefits under an employee pension benefit plan (as defined by section 3(2) of ERISA), or (iii) benefits, the full cost of which is borne by such current or former employees, officers, directors, or beneficiaries.

               (e) No Plan sponsored by the Corporation is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or a “multiple employer plan” as addressed in section 4063 or 4064 of ERISA. No Plan sponsored by the Corporation is subject to Title IV of ERISA.

               (f) The consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event, including, without limitation, the passage of time) result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due under any agreement or oral arrangement to any current or former director, officer, employee or consultant of the Corporation, (ii) any increase in the amount of salary, wages or other benefits payable to any director, officer, employee or consultant of the Corporation, or (iii) any acceleration of the vesting or timing of payment of any benefits or compensation (including, without limitation, any increased or accelerated funding obligation) payable to any director, officer, employee or consultant of the Corporation.

     3.17 Real Property. Schedule 3.17 contains a legal description of each parcel of real property, leases in real property, or other interests in real property, (including the address thereof) and a legal description of each parcel in which the Corporation holds a valid easement to use such parcel (the “Real Property”). The Corporation has Good and Defensible Title to, or a valid and subsisting leasehold estate, or easement, in each such parcel of Real Property, free and clear of all Liens other than Permitted Encumbrances. All of the real property leases in the Real Property are valid, binding, and enforceable in accordance with their terms, and are in full force and effect.

     3.18 Tangible Personal Property. The Corporation is in possession of and has good title to, or have valid leasehold interests in or valid rights under contract to use, all of the real and personal property used or held for use in the business of the Corporation, including the interest of the Corporation in all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Real Property (the “Fixtures and Equipment”). All the Fixtures and Equipment is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws. All of the Fixtures and Equipment is adequate for the uses to which they are being put and are sufficient for the conduct of the business of the Corporation in the manner as conducted prior to the Closing. The Corporation owns all of the Fixtures and Equipment free and clear of all Liens except the Permitted Encumbrances.

     3.19 Contracts. (a) Schedules 3.19 and 3.17 contains a true and complete list of each of the following Contracts as of the date hereof:

     (i) all Contracts providing for a commitment of employment or consultation services for a specified term and payments at any one time or in any one year in excess of $100,000;

     (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability the Corporation to engage in any business activity or compete with any Person;

     (iii) all Contracts relating to indebtedness of the Corporation, other than the Panaco Note;

     (iv) all Contracts (other than this Agreement) providing for (i) the disposition or acquisition of any assets or properties that individually or in the aggregate are material to the business of the Corporation or that contain continuing obligations of the Corporation, or (ii) any merger or other business combination involving the Corporation;

     (v) all Contracts (other than this Agreement) that limit or contain restrictions on the ability of the Corporation to incur indebtedness or incur or suffer to exist any Lien, to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination;

     (vi) all Contracts establishing any joint venture, strategic alliance or other collaboration;

     (vii) all Contracts with any Person obligating the Corporation to guarantee or otherwise become directly or indirectly obligated with respect to any liability or obligation in excess of $25,000 in each case or $100,000 in the aggregate at any one time outstanding;

     (viii) all Contracts for the leasing of real property by the Corporation setting forth the address, landlord and tenant for each lease; and

     (ix) all other Contracts that (i) involve the payment, pursuant to the terms of any such Contract, by or to the Corporation of more than $100,000 annually, (ii) cannot be terminated within 90 days after giving notice of termination without resulting in any material cost or penalty to the Corporation, or (iii) are material to the business of the Corporation.

               (b) Prior to the date hereof, true, correct and complete copies of each Contract required to be disclosed in Schedule 3.19 have been delivered to, or made available for inspection by, the Partnership. Each such Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Corporation and, of each other party thereto; and neither the Corporation nor, to the Knowledge of the Shareholders, any other party to such Contract, is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract). All conditions necessary to maintain the Contracts in force have been duly performed.

     3.20 Tax. (a) The Corporation has duly and timely filed with the appropriate taxing authorities all material federal, state and local income Tax Returns and all other material Tax Returns required to be filed through the date hereof and will duly and timely file any such returns required to be filed on or prior to the Closing. Such Tax Returns and other information filed are (and, to the extent they will be filed prior to the Closing, will be) complete and accurate in all material respects. The Corporation does not have pending any request for an extension of time within which to file federal, state or local income Tax Returns.

               (b) All Taxes of the Corporation in respect of periods (or portions thereof) ending at or prior to the Closing have been paid by the Corporation or such Taxes (other than income Taxes) are shown as due and payable after the Closing on the Financial Statements.

               (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Corporation. The Corporation has not received a written notice of any such pending audits or proceedings. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from the Corporation.

               (d) Neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted in writing, or to the best Knowledge of the Corporation, is threatening to assert, against the Corporation any material deficiency or material claim for Taxes in excess of the reserves established therefor.

               (e) There are no Liens for Taxes upon any property or assets of the Corporation, except for Liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth on Schedule 3.20(e) and as to which adequate reserves have been established in accordance with GAAP.

               (f) The Corporation has no obligation under any Tax sharing agreement or similar arrangement with any other Person with respect to Taxes of such other Person.

     3.21 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Corporation or the Shareholders to the Partnership or any representative or Affiliate of the Partnership in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     3.22 Oil and Gas Properties.

               (a) The Corporation has Good and Defensible Title to all Oil and Gas Properties.

               (b) To the Knowledge of Shareholder (i) all of the Wells of the Corporation have been drilled and completed within the boundaries of the Oil and Gas properties of the Corporation or within the limits otherwise permitted by Contract, and by applicable Laws; and (ii) all drilling and completion of such Wells and all operations with respect thereto have been conducted in compliance with all applicable Laws, except such violations that would not or could not reasonably be expected to have a Material Adverse Effect on the Corporation.

               (c) The Corporation has all material Licenses necessary for, used or held for use in the conduct of its businesses.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

     The Partnership hereby represents and warrants to each Shareholder as follows:

     4.1 Organization of the Partnership. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Partnership has full organizational power and authority to execute and deliver this Agreement and to perform the Partnership’s obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to merge with the Corporation pursuant to this Agreement.

     4.2 Authority. The execution and delivery by the Partnership of this Agreement, and the performance by the Partnership of its obligations hereunder, have been duly and validly authorized and, no other partnership action on the part of the Partnership or its partners is necessary. This Agreement has been duly and validly executed and delivered by the Partnership and constitutes a legal, valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms.

     4.3 No Conflicts. The execution and delivery by the Partnership of this Agreement do not, and the performance by the Partnership of its obligations under this Agreement and the consummation of the transactions contemplated hereby, will not:

               (a) conflict with, or result in a violation or breach of, any of the terms, conditions or provisions of the organizational documents of the Partnership;

               (b) conflict with, or result in a violation or breach of, any term or provision of any Law or Order applicable to the Partnership or any of its Assets and Properties (other than such conflicts, violations or breaches which will not have a Material Adverse Effect on the Partnership); or

               (c) (i) conflict with, or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Partnership to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon the Partnership or any of its Assets and Properties under, any Contract or License to which the Partnership is a party or by which any of its Assets and Properties is bound.

     4.4 Capitalization. The AREP Units have been duly authorized by all required action on the part of AREP; the AREP Units, when issued and paid for in accordance with the Agreement, will be validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through AREP, except as expressly set forth in the Agreement.

ARTICLE V

COVENANTS

     5.1 Maintenance of Business Prior to Closing.

               (a) The Shareholders shall cause the Corporation from the date hereof through the Closing Date to:

     (i) conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

     (ii) use all commercially reasonable efforts to keep its business and properties substantially intact, including its present operation, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, employees;

     (iii) maintain its corporate existence;

     (iv) maintain its books and records and accounts in its usual, regular, and ordinary manner in compliance with all applicable laws and governmental orders;

     (v) pay and discharge when due all taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or project therefrom in the ordinary course of business consistent with past practice;

     (vi) promptly notify the Partnership of any Material Adverse Change to the Corporation; and

     (vii) permit representatives of the Partnership to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Corporation, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Corporation.

               (b) Without limiting the generality of the foregoing, from the date hereof through the Closing, the Shareholders shall not and shall cause the Corporation not to:

     (i) engage in any transaction, or take or omit to take any action, that would result in a breach of any representation or warranty in Article II and III of this Agreement;

     (ii) declare, set aside, or pay any dividend;

     (iii) declare or pay any increase in compensation to any officer, director, employee or agent of the Corporation, except in the ordinary course consistent with past practice;

     (iv) enter into any Contract that, had it been in effect on the date hereof, would have been required to be listed on Schedule 3.19, except for those Contracts entered into in the ordinary course consistent with past practice;

     (v) permit, allow or suffer any of its properties, assets or rights to be subject to any Lien other than Permitted Encumbrances;

     (vi) incur any long-term indebtedness;

     (vii) make any material capital expenditure or commitment, other than for emergency repairs or replacement, except for those capital expenditures or commitments made in the ordinary course consistent with past practice;

     (viii) terminate, materially modify, assign, or materially amend any Contract required to be listed on Schedule 3.19, except in the ordinary course consistent with past practice.

     5.2 Efforts to Consummate Transaction.

               (a) From the date hereof through the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The parties will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in a Material Adverse Effect on the Corporation or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable Law or regulation or from any Governmental or Regulatory Authority or third parties, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. For purposes of this Section 5.2, the Shareholders shall not be obligated to make any payment to any third party as a condition to obtaining such party’s consent or approval, other than for required filing fees.

               (b) As promptly as practicable following the date hereof: (i) AREP shall take all action necessary to call, give notice of and hold a meeting (the “Meeting”) of the holders of AREP Units to vote on the matters described in Sections 7.5 and 7.7 hereof (the “Proposals”); and (ii) AREP shall prepare and file with the United States Securities and Exchange Commission (the “SEC”) a proxy or information statement (the “Statement”) of AREP to be sent to the holders of AREP Units in connection with the Meeting. AREP shall use commercially reasonable efforts to cause the Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Each of such Proposals, and all Statements and other documents relating thereto, shall be in form and substance reasonably acceptable to AREP, Shareholder, Barberry Corp. and High Coast Limited Partnership. Each of Barberry Corp. and High Coast Limited Partnership hereby agrees to vote all of its AREP Units in favor of the Proposals at the Meeting. Notwithstanding the foregoing, to the extent practicable, the parties shall take all necessary and appropriate action to cause the Proposals to be approved without a meeting of the holders of AREP Units in accordance with applicable law.

               (c) From the date hereof through the Closing Date, the Shareholders shall give prompt written notice to the Partnership of: (i) any occurrence, or failure to occur, of any event which occurrence or the failure would reasonably be expected to cause any representation or warranty of the Shareholders contained in this Agreement, if made on or as of the date of such event or as of the Closing Date, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; or (ii) any failure of the Shareholders, the Corporation or any officer, general partner, director, employee, consultant or agent of the Shareholders or the Corporation, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the Shareholders or the conditions to the obligations of the Partnership hereunder.

               (d) The Shareholders shall take all actions required, at Shareholder’s expense, to cause the Corporation to be in good standing in the state of Delaware as soon as possible after the date hereof.

     5.3 Tax Returns. The Shareholders shall be responsible for filing the Tax Returns of the Corporation for all periods ending on or before the Effective Time and shall have sole control over the preparation and filing of such Tax Returns (including, the right to make any Tax election).

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTNERSHIP

     The obligations of the Partnership under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     6.1 Warranties True as of Both Present Date and Closing Date. Each of the representations and warranties of the Shareholders contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Shareholders on and as of the Closing Date.

     6.2 Compliance by the Shareholders. Each Shareholder shall have duly performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by such Shareholder on or prior to the Closing Date.

     6.3 Shareholders’ Certificates. The Partnership shall have received a certificate dated as of the Closing Date executed by an authorized officer of each Shareholder certifying as to the fulfillment and satisfaction of the conditions set forth in Sections 6.1 and 6.2.

     6.4 No Material Adverse Change. No Material Adverse Change to the Corporation shall have occurred and no event shall have occurred which, in the reasonable judgment of the Partnership, is reasonably likely to have a Material Adverse Effect on the Corporation.

     6.5 Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened, and no action or proceeding by other Person shall have been instituted, which (a) is reasonably likely to have a Material Adverse Effect on the Corporation, or (b) is reasonably likely to enjoin, restrain or prohibit, or is reasonably likely to result in substantial damages in respect of, any provision of the Agreement or the consummation of the transactions contemplated hereby.

     6.6 Reserve Reports. AREP shall have received the 2004 Reserve Reports.

     6.7 Registration Rights Agreement. AREP shall have executed and delivered the Registration Rights Agreement.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

     The obligations of the Shareholders under Article I of this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     7.1 Warranties True as of Both Present Date and Closing Date. Each of the representations and warranties of the Partnership contained herein shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Partnership on and as of the Closing Date.

     7.2 Compliance by the Partnership. The Partnership shall have duly performed and complied with its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by the Partnership on or prior to the Closing Date.

     7.3 The Partnership’s Certificate. The Shareholders shall have received a certificate dated as of the Closing Date executed by an authorized officer of the Partnership certifying as to the fulfillment and satisfying the conditions set forth in Sections 7.1 and 7.2.

     7.4 Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened, and no action or proceeding by other Person shall have been instituted, which (a) is reasonably likely to have a Material Adverse Effect on the Corporation, or (b) is reasonably likely to enjoin, restrain or prohibit, or is reasonably likely to result in substantial damages in respect of, any provision of the Agreement or the consummation of the transactions contemplated hereby.

     7.5 Approval. The transactions contemplated by this Agreement shall have been approved through all depositary unit holder action required by the New York Stock Exchange.

     7.6 Registration Rights Agreement. Shareholder shall have executed and delivered the Registration Rights Agreement.

     7.7 Amendment to Limited Partnership Agreement. AREP’s amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended, shall have been amended (i) as necessary to consummate this transaction, (including without limitation, modification of Section 4.5(c) thereof to render such section inapplicable to any transactions approved by the audit committee of AREP), and (ii) such that the general partner and the limited partners, as defined therein, may not cause AREP, or any successor entity of AREP, whether in its current form as a limited partnership or as converted to or succeeded by a corporation or other form of business association, to effect a merger or other business combination of AREP or such successor, in each case pursuant to Section 253 of the General Corporation Law of Delaware, or any successor statute, or any similar short-form merger statute under the laws of Delaware or any other jurisdiction.

     7.8 Good Standing. The Corporation shall have delivered a certificate of good standing from the Secretary of State of Delaware to the Partnership, dated within one week of the Closing Date.

ARTICLE VIII

TERMINATION

     8.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

               (a) By written notice of Shareholders or AREP, if the Closing shall not have taken place on or before September 30, 2005; provided, however, that the right to terminate this Agreement under this Section 8.1 shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

               (b) By the Partnership, if there shall have been a material breach of any covenant, representation or warranty or other agreement of the Shareholders hereunder, and such breach shall not have been remedied within ten Business Days after receipt by the Shareholders of a notice in writing from the Partnership specifying the breach and requesting such be remedied; or

               (c) By the Shareholders, if there shall have been a material breach of any covenant, representation or warranty or other agreement of the Partnership hereunder, and such breach shall not have been remedied within ten Business Days after receipt by the Partnership of notice in writing from the Shareholders specifying the breach and requesting such be remedied.

     8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1 all obligations of the parties hereunder shall terminate, except for the obligations set forth in Article IX and Article XI, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

ARTICLE IX
INDEMNIFICATION

     9.1 Indemnification by the Shareholders. Each Shareholder agrees to indemnify the Partnership, its Affiliates and their respective officers, directors, employees, independent contractors, stockholders, principals, partners, agents, or representatives (each an “Indemnified Person” and collectively, the “Indemnified Persons”) against, and to hold each Indemnified Person harmless from, any and all Losses incurred or suffered by any Indemnified Person relating to or arising out of or in connection with (a) any breach of or any inaccuracy in any representation or warranty made by the Shareholders in this Agreement, or (b) any breach of or failure by any Shareholder to perform any of its covenants or obligations set out or contemplated in this Agreement. Notwithstanding any provisions to the contrary contained herein, the aggregate liability of Shareholder and Barberry Corp. for any and all obligations under this Agreement shall in no event exceed the Merger Price.

     9.2 Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the Shareholders (“Indemnifying Person”) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person’s claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of Two Times Prime from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

     9.3 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (a “Third Party Claim”) in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, participate in the defense of any Third Party Claim, suit, action or proceeding (a) upon notice to the Indemnified Person and (b) upon delivery by the Indemnifying Person to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such Third Party Claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such Third Party Claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such Third Party Claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person’s counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such Third Party Claim, action, suit or proceeding and the Indemnifying Person shall pay all of the fees and disbursements in connection with the retention of such separate counsel. If the Indemnifying Person fails to promptly notify the Indemnified Party that the Indemnifying Party desires to defend the Third Party Claim pursuant, or if the Indemnifying Person gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Person, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Person in good faith or will be settled at the discretion of the Indemnified Person (with the consent of the Indemnifying Person, which consent will not be unreasonably withheld). The Indemnified Person will have full control of such defense and proceedings, including any compromise or settlement thereof. Whether or not the Indemnifying Person chooses to defend or prosecute any such Third Party Claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     9.4 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise thereof; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days’ notice of any proposed settlement or compromise of any Third Party Claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such Third Party Claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     9.5 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not assume the defense of any Third Party Claim, suit, action or proceeding brought against an Indemnified Person, then any failure of the Indemnified Person to defend or to participate in the defense of any such Third Party Claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of any of its obligations under this Agreement.

     9.6 Tax Character. Shareholders and the Partnership agree that any payments pursuant to this Article IX will be treated for federal and state income tax purposes as adjustments to the Merger Price, and that they will report such payments on all Tax Returns consistently with such characterization.

ARTICLE X
DEFINITIONS

     10.1 Definitions. Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     “2004 Reserve Reports” means the reserve reports prepared and certified by an independent petroleum reserve engineering firm acceptable to both Purchaser and Shareholder which provides estimates of the net recoverable crude oil and natural gas reserves of the Corporation, for each of the Reserve Categories, as of January 21, 2004. The 2004 Reserve Reports shall be prepared consistent with industry standards, using methodologies consistent with reserve reports prepared for the Corporation by independent petroleum reserve engineering firms for years prior to 2004.

     “Adjusted Low Reserve Valuation Amount” means the Low Reserve Valuation Amount minus $21,920,000.

     “Adjusted High Reserve Valuation Amount” means the High Reserve Valuation Amount minus $20,420,000.

     “Adjusted Purchase Amount” means the sum of A and B, where A equals the product of (a) the difference between the Adjusted High Reserve Valuation Amount and Adjusted Low Reserve Valuation Amount, and (b) 37.4%, and B equals the Adjusted Low Reserve Valuation Amount.

     “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

     “Agreement” has the meaning ascribed to it in the recitals.

     “AREH” has the meaning ascribed to it in Section 1.1(d).

     “AREP” has the meaning ascribed to it in the recitals.

     “AREP Units” has the meaning ascribed to it in Section 1.1(c).

     “Arnos” has the meaning ascribed to it in the recitals.

     “Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

     “Audited Financial Statements” means the consolidated audited financial statements of the Corporation as of December 31, 2003, consisting of the balance sheet at such date and the related statements of operations, statement of stockholders equity, and cash flows for the year then ended, each accompanied by the audit report of KPMG LLP, independent public auditors with respect to the Corporation.

     “Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

     “Business or Condition” of any Person means the business, condition (financial or otherwise), properties, assets or results of operations or prospects of such Person, taken as a whole.

     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

     “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

     “Certificate of Merger” has the meaning ascribed to it in Section 1.4.

     “Closing” has the meaning ascribed to it in Section 1.5.

     “Closing Date” has the meaning ascribed to it in Section 1.5.

     “Closing Reserve Value Ranges” means a calculation of the ranges of present values of the net estimated cash flows for each of the Reserve Categories of the Corporation, as set forth in the 2004 Reserve Reports, utilizing the ranges of discount rates set forth below, and based on all of assumptions contained in the 2004 Reserve Reports (except that initial cash prices per barrel of oil and per mcf of natural gas shall be as described in Annex A and adjusted on a well-by-well basis consistent with the methodologies applied in the 2004 Reserve Reports for items such as transportation, basis differentials, marketing, the quality of the crude oil and the heating value of the natural gas).

	Discount Rates
Reserve Category	Low	High
Proved Developed Producing	10.0%	10.0%
Proved Developed Non-Producing	10.0%	15.0%
Proved Undeveloped	15.0%	20.0%
Probable	40.0%	50.0%

     “Closing Statement” has the meaning ascribed to it in Section 1.1(b).

     “Closing Statement Date” has the meaning ascribed to it in Section 1.1(b).

     “Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

     “Corporation” has the meaning ascribed to it in the recitals.

     “Dollars” or numbers proceeded by the symbol “$” means amounts in United States Dollars.

     “Effective Time” has the meaning ascribed to it in Section 1.4.

     “Environmental Claim” means any third party (including, without limitations, Governmental or Regulatory Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings under OSHA or similar laws relating to safety of employees) that seeks to impose liability for (a) pollution or contamination of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) the transportation, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit.

     “Environmental Law” means any law, rule, regulation or order of other requirements of law (including common law) any federal, foreign, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority with jurisdiction over the Corporation or any of its properties or assets that relates to (a) pollution or protection of human health, natural resources and the environment, including ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (c) exposure to Hazardous Materials; (d) the safety or health of employees; or (e) regulation of the manufacture, processing, distribution in commerce, use or storage of Hazardous Materials, including hydrocarbons or chemical substances. Environmental Laws include but are not limited to OSHA, CERCLA, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act of 1990 (“OPA”), as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, foreign, state and local law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources.

     “Environmental Permit” means any permit, license, approval or other authorization under any Environmental Law, applicable law, regulation and other requirement of the United States or any foreign country or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of hydrocarbons or chemical subsidiaries, pollutants, contaminants or hazardous or toxic materials or wastes.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Financial Statements” means the Audited Financial Statements and the Interim 2004 Financial Statements.

     “Fixtures and Equipment” has the meaning ascribed to it in Section 3.18.

     “GAAP” means U.S. generally accepted accounting principles at the time in effect.

     “GCL” has the meaning ascribed to it in the recitals.

     “General Partner” has the meaning ascribed to it in Section 1.1(d).

     “Good and Defensible Title” means such right title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice, and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens and other defects.

     “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, administrative or other agency, commission, authority, licensing board official or other instrumentality of the United States or any state, county, city or other political subdivision.

     “Hazardous Material” means (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste” or “solid waste,” in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any hazardous, dangerous or toxic chemical, material, waste or substance, regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; (h) any air pollutant which is so designated by the U.S. Environmental Protection Agency as authorized by the Clean Air Act; or (i) any mold or microbial/microbiological contaminants that pose a risk to human health or the environment.

     “Highcrest” has the meaning ascribed to it in the recitals.

     “High Reserve Valuation Amount” means the sum of the high range of the Closing Reserve Value Ranges (based on the low discount rates) for each of Reserve Categories.

     “Imbalance” has the meaning ascribed to it in Section 1.1(b)(i).

     “Imbalance Value” has the meaning ascribed to it in Section 1.1(b)(i).

     “Indemnified Person” has the meaning ascribed to it in Section 9.1.

     “Indemnifying Person” has the meaning ascribed to in Section 9.2.

     “Interests” has the meaning ascribed to it in Section 1.1(d).

     “Interim 2004 Financial Statements” means the unaudited internal financial statements of the Corporation for the nine months ended September 30, 2004, consisting of the balance sheet at such date and the related statements of operations for the period then ended.

     “Knowledge” means, with respect to the Shareholders and/or the Corporation, in each case the knowledge of any director, officer or senior executive of each Shareholder, or the Corporation.

     “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     “License” means licenses, permits, certificates of authority, authorizations, approvals, registrations, findings of suitability, variances, exemptions, certificates of occupancy, orders, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

     “Lien” means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment, encumbrance or other adverse claim of any kind or description.

     “Limited Partner” has the meaning ascribed to it in Section 1.1(d).

     “Loss” or “Losses” means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation).

     “Low Reserve Valuation Amount” means the sum of the low range of the Closing Reserve Value Ranges (based on the high discount rates) for each of Reserve Categories.

     “LP Act” has the meaning ascribed to it in the recitals.

     “Material Adverse Effect” or “Material Adverse Change,” as to any Person, means a material adverse change (or circumstance involving a prospective change) in the Business or

Condition of such Person, other than changes resulting from changes or fluctuations in the market price of oil, gas or natural gas.

     “Meeting” has the meaning ascribed to it in Section 5.2(b).

     “Merger” has the meaning ascribed to it in the recitals.

     “Merger Shares” has the meaning ascribed to it in Section 1.1(a).

     “NEG Agreement” means that certain Membership Interest Purchase Agreement, Dated as of January 21, 2005 by and between AREP and Gascon Partners,.

     “Oil and Gas Properties” means all of the rights, titles and interests in and to oil and gas or mineral properties of the Corporation including all oil and gas or mineral leases and other mineral interests of the Corporation and all of the surface leases, rights-of-way, easements, licenses, permits, servitudes and other rights-of-use (whether surface, subsurface or subsea) of the Corporation.

     “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     “OSHA” means the Occupational Safety and Health Act, as amended, or any successor statute, and any regulations promulgated thereunder.

     “Permitted Encumbrances” means, as applicable,

          (a) any liens for taxes and assessments not yet delinquent as of the Closing Date;

          (b) any Liens or security interests created by law or reserved in oil and gas leases attributable to any assets or property for royalty, bonus or rental, or created to secure compliance with the terms of any assets or property;

          (c) any obligations or duties affecting any assets or property to any municipality or public authority with respect to any franchise, grant, license or permit, and all applicable Laws, rules and orders of any Governmental or Regulatory Authority;

          (d) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, fishing, lodging, canals, ditches, reservoirs or the like, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way attributable to any assets or property;

          (e) all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production attributable to any assets or property;

          (f) all rights attributable to any assets or property with respect to consent by, required notices to, filings with, or other actions by Governmental or Regulatory Authorities in connection with the sale or conveyance of oil and gas leases or interests therein to the extent same are customarily obtained following such sale or conveyance;

          (g) encumbrances securing payments to mechanics and material men and encumbrances attributable to any assets or property securing payment of taxes or assessments that are, in either case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

          (h) all rights attributable to any assets or property with respect to production sales contracts; division orders; contracts for sale, purchase, exchange, refining, or processing of hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements which are ordinary and customary in the oil, gas and other mineral exploration, development or extraction business, to the extent such declarations, order and agreements described in the Schedules attached hereto;

          (i) Liens under the Panaco Note and all related documentation; and

          (j) the surety bonds and/or escrow arrangements relating to the U.S. Department of Interior’s Minerals Management Service, as discussed in the Financial Statements.

     “Panaco Common Stock” has the meaning ascribed to it in the recitals.

     “Panaco Note” has the meaning ascribed to it in Section 3.12.

     “Partnership” has the meaning ascribed to it in the recitals.

     “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     “Plans” shall mean all material pension and profit sharing, retirement and post retirement welfare benefit, health insurance benefit (medical, dental and vision), disability, life and accident insurance, sickness benefit, vacation, employee loan and banking privileges, bonus, incentive,deferred compensation, workers compensation, stock purchase, stock option, phantom stock and other equity-based, severance, employment, change of control or fringe benefit plans, programs, arrangements or agreements, whether written or oral, including any employee benefit plans defined in Section 3(3) of ERISA., maintained or contributed to by the Corporation.

     “Proposals” has the meaning ascribed to it in Section 5.2(b).

     “Merger Price” has the meaning ascribed to it in Section 1.1(a).

     “Real Property” has the meaning ascribed to it in Section 3.17.

     “Reserve Categories” means (i) proved developed producing, (ii) proved developed non-producing, (iii) proved undeveloped, and (iv) probable.

     “Registration Rights Agreement” means the Registration Rights Agreement between Purchaser, Shareholder, and the other parties thereto, in substantially the form attached hereto as Exhibit A.

     “SEC” has the meaning ascribed to it in Section 5.2(b).

     “Secretary of State” has the meaning ascribed to it in Section 1.4.

     “Shareholder” and “Shareholders” have the meaning ascribed to them in the recitals.

     “Statement” has the meaning ascribed to it in Section 5.2(b).

     “Surviving Entity” has the meaning ascribed to it in the recitals.

     “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto and amendments thereof, and including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     “Taxes” means any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service (“IRS”) or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, liabilities, impositions or other assessments.

     “Tax” shall have a correlative meaning.

     “Third Party Claim” has the meaning ascribed to it in Section 9.3.

     “TransTexas Agreement” means that certain Agreement and Plan of Merger dated as of January 21, 2005, by and among National Onshore LP, Highcrest Investors Corp. and TransTexas Gas Corporation.

     “Two Times Prime” means two times the prime rate published by Citibank, N.A.

     “Well” or “Wells” means all of the oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned) in which the Company holds an interest.

     “Written Consent” has the meaning ascribed to it in Section 2.2.

ARTICLE XI

MISCELLANEOUS

     11.1 Investigation. It shall be no defense to an action for breach of this Agreement that the Partnership or its agents have (or have not) made investigations into the affairs of the Corporation or that the Corporation or the Shareholders could not have known of the misrepresentation or breach of warranty.

     11.2 Survival of Representations and Warranties. The representations and warranties of the parties hereunder shall survive the Closing.

     11.3 Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are incorporated herein and made an integrated part hereof, constitutes the entire agreement between the parties hereto and supersedes any and all prior discussions and agreements between the parties relating to the subject matter hereof.

     11.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     11.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     11.6 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except that each Indemnified Persons shall be a third party beneficiary of Article IX.

     11.7 Assignment; Binding Effect. No party may assign this Agreement or any right, interest or obligation hereunder without the prior written consent of the other Parties. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     11.8 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     11.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

     11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, except as to matters relating to the internal affairs of the Partnership, the Shareholders or the Corporation, which shall be governed by Delaware law.

     11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     11.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. No party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement or any related instruments or the relationship between the parties. No party will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     11.13 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of any NY State Court in the County of New York or any courts of the United States of America located in the Southern District of New York, and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought in any such court. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by any means permitted by Section 0 (other than facsimile transmission). Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

     11.14 Expenses. All expenses, costs and fees in connection with the transactions contemplated hereby (including fees and disbursements of counsel, consultants and accountants) incurred by (a) the Shareholders shall be paid and borne exclusively by the Shareholders, and (b) the Partnership shall be paid and borne exclusively by the Partnership. Notwithstanding the foregoing, if this Agreement is terminated prior to the Closing and such termination results from any breach by the Shareholders or the Partnership, as the case may be, of any representation, warranty or covenant by such party, then such breaching party shall reimburse the non-breaching party for all such expenses, fees and cash, including for all expenses, fees and cash incurred in connection with obtaining high yield or other financing.

     11.15 Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by certified or registered mail, return receipt requested, and postage prepaid, by courier, or by facsimile transmission, addressed as follows:

If to the Shareholders:

c/o Icahn Associates Corp. 767 Fifth Avenue, Suite 4700 New York, NY 10153

If to the Partnership:

c/o American Real Estate Partners, L.P. 100 South Bedford Rd. Mt. Kisco, NY 10549

With a copy to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: William D. Regner

or to such other address as a party may from time to time designate in writing in accordance with this Section 11.15. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, (b) the earlier of receipt of three Business Days after having been sent by certified or registered mail, return receipt requested and postage prepaid, (c) on the Business Day it is sent, if sent by facsimile transmission and an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted is obtained by the sender (provided, however, that such notice or other communication is also sent by some other means permitted by this Section 11.15, or (d) on the first Business Day after sending, if sent by courier or overnight delivery.

     11.16 Further Assurances. Each of the parties hereto covenants and agrees that, from time to time subsequent to Closing, it will, at the request of the other party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as such other party may from time to time request be executed or done in order to better evidence, perfect or effect any provision of this Agreement, or of any agreement or other document executed pursuant to this Agreement, or any of the respective obligations intended to be created hereby or thereby.

[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

Highcrest Investors Corp.

By:	/s/ Jon Weber
	Name:	Jon Weber
	Title:	Assistant Secretary

Arnos Corp.

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Vice President

Panaco, Inc.

By:	/s/ Bob G. Alexander
	Name:	Bob G. Alexander
	Title:	President

National Offshore LP
By: Offshore GP LLC, its general partner
By: AREP Oil & Gas LLC, its sole member
By: American Real Estate Holdings Limited Partnership, its sole member
By: American Property Investors, Inc., its general partner

By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	President and Chief Executive Officer

American Real Estate Partners, L.P.
By: American Property Investors, Inc., its general partner

By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	President and Chief Executive Officer

For Purposes of Section 5.2(b) only:

BARBERRY CORP.

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

HIGH COAST LIMITED PARTNERSHIP
By: Little Meadow Corp., its general partner

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

GUARANTY: The undersigned hereby guarantees the payment and performance by National Offshore LP of all of its duties and obligations under this Agreement when due.

American Real Estate Partners, L.P.
By: American Property Investors, Inc., its general partner

By: /s/ Keith A. Meister

Name: Keith A. Meister
Title: President and Chief Executive Officer

GUARANTY: The undersigned hereby guarantees the payment and performance by Arnos Corp. and Highcrest Investors Corp. of all of their duties and obligations under this Agreement when due.

BARBERRY CORP.

By: /s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

[Signature Page to the Panaco Merger Agreement – Highcrest and Arnos to AREP]

34

Exhibit A

Form Of Registration Rights Agreement

ANNEX A

Year	Oil Price ($/Bbl)	Gas Price ($/mcf)
2005	$44.36	$6.184
2006	$41.35	$6.267
2007	$39.57	$5.921
2008	$37.50	$5.750
2009	$35.00	$5.500
Thereafter	$35.00	$5.500